UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 14, 2000


                          Commission File Number 0-9747

                       EXCALIBUR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)




Delaware                                                        85-0278207
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              Identification No.)

      1921 Gallows Road, Suite 200, Vienna, Virginia               22182
        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (703) 761-3700




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Item 4.  Changes in Registrant's Certifying Accountant


         On July 14, 2000, Excalibur Technologies Corporation's (the "Company") independent accounting firm, PricewaterhouseCoopers LLP ("PwC"), resigned in anticipation of a conflict of interests resulting from the Company's planned merger, announced May 1, 2000, with a division of Intel Corporation ("Intel") and the prior existence of a business alliance between PwC and Intel which PwC expects would impair its auditor independence with regard to the new company being formed by the merger.

         The Company engaged Ernst & Young LLP as its new accounting firm on July 19, 2000. The decision to engage Ernst & Young was approved by the Company's Board of Directors on the recommendation of its Audit Committee.

         During the two most recent fiscal years and through July 14, 2000 (the "Reporting Period"), none of PwC's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. During the Reporting Period, there were no matters of disagreement with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make a reference thereto in its reports on the financial statements. In addition, during the Reporting Period there were no "reportable events" as described in Item 304 (a)(1)(v) of Regulation S-K.

         The Company has requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July 14, 2000, is filed as an exhibit to this Form 8-K.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

         16. Letter of PricewaterhouseCoopers LLP regarding its concurrence with the disclosure under Item 4 of this Form 8-K.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    EXCALIBUR TECHNOLOGIES CORPORATION


                                    By: /s/ James H. Buchanan
                                        ---------------------
                                    James H. Buchanan
                                    Chief Financial Officer

Date:  July 19 , 2000